EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL ENERGY CORPORATE UPDATE

PHOENIX, AZ - Friday September 17, 2010 - NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (the “Company”) confirmed today it has received notification from Arizona Public Service (APS) that the Company’s Snowflake wind power project will not be considered for further evaluation in the APS 2010 Renewable Energy Request for Proposal (RFP) process.

Additionally, NACEL announced it has entered into a Letter of Intent with Hurricane Screens & Security, Inc. (“Hurricane”), located in West Palm Beach, Florida, to acquire 48% of its outstanding common stock.  It is contemplated that the Letter of Intent will be replaced with a definitive and binding Stock Purchase Agreement which has a planned closing date of September 30, 2010.

NACEL Energy Chief Executive Officer, Mark Schaftlein, stated:

“Hurricane manufactures products which assist commercial, residential and government building owners to protect against storm and weather related damage, lower insurance costs, improve energy efficiency and enhance security.  The impact of climate change on the Atlantic and Gulf coastal regions is significant and NACEL's planned acquisition of 48% Hurricane affords an entry into a fast-growing market with an established supplier.

“In its last fiscal year, Hurricane generated $1.1 million in sales. Hurricane products have received certification through the Florida Energy Conservation Assistance Program and the Texas Department of Insurance. 100% of Hurricane’s products are produced in the U.S.A. at its manufacturing facility in West Palm Beach, Florida.

“NACEL’s six wind power projects in Texas and Arizona are all at an advanced stage of development.  NACEL, together with its tier-one turbine manufacturing partner, fully intend to bid on future RFPs expected in Arizona and Texas beginning in the Spring of 2011.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power.  The Company currently anticipates generating an aggregate 130 megawatts of new wind power upon the commissioning of its Snowflake project in Arizona, in addition to Leila Lake, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

Read all NACEL Energy’s past news releases at http://www.nacelenergy.com/news/archive.html

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must still enter into a definitive Stock Purchase Agreement and complete due diligence and other investigations and any conditions to closing must be satisfied before it acquires the contemplated shares of Hurricane’s common stock. In addition, NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Relations
1-888-242-5848